Exhibit 99.1
Thoughtworks Reports Second Quarter 2023 Financial Results and Announces Restructuring Actions
•Second quarter revenues of $287.2 million
•Announces restructuring actions targeting $75-85 million in annualized cost savings upon completion
•Provides updated guidance for the full year and third quarter of 2023
CHICAGO, IL., (August 8, 2023) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the second quarter of 2023 and provided an updated financial outlook for the full year and third quarter of 2023.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "We delivered revenues of $287.2 million in the second quarter of 2023. This fell short of our guidance as the macro-related factors that we have discussed in recent quarters had an increased influence on client behavior during the quarter, impacting results to a greater extent than anticipated. In particular, we experienced a number of unanticipated project deferrals and cancellations by clients part-way through the quarter. Our investments in outbound demand generation resulted in stable bookings of $1.5 billion on a trailing twelve month basis. We remain committed to investing in demand generation, while also taking restructuring actions that are intended to achieve operational efficiencies, optimize resource allocation, and to be more responsive to our clients’ needs. We remain close with our clients, and our teams are focused on helping solve their most difficult technological problems.”
Thoughtworks announces restructuring actions
Following a detailed review of its business, Thoughtworks is announcing a structural reorganization that will (i) move its operational functions from a geographic to a centralized model, (ii) create a new organizational home for the majority of its client facing workforce, our Digital Engineering Center, and (iii) evolve its regional market structure. Centralizing operations globally will reduce overall costs, better align its resources to strategic priorities, right-size its operations, and increase operational efficiencies. The new Digital Engineering Center will provide supply across the regional markets and allow the Company to optimize resource allocation globally to better align to clients’ needs. Finally, these changes will enable its regional markets to have a more client and industry-based go-to-market focus while continuing to fund our investments in demand generation.

The majority of the actions will be taken in the third quarter of 2023 and are expected to be completed within the next twelve months. Upon completion of the program, the Company expects to realize annualized cost savings of approximately $75 million to $85 million, and impact approximately 5% to 6% of our employee headcount globally. The majority of the annualized cost savings will come from reductions in operating spend, particularly in non-client, back-office functions.

Thoughtworks expects to incur total pre-tax cash charges of approximately $20 million to $25 million (the “Total Charges”), of which approximately $18 million to $20 million are expected to be recognized in 2023. The Total Charges include $18 million to $22 million in wage-related costs, such as employee severance and related benefits, and $2 million to $3 million in non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations and professional fees.

QTD second quarter 2023 summary

	Three Months Ended June 30,
$ in millions, except per share data	2023	2022	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$287.2	$332.1	$(44.9)	(13.5)%
Gross Profit	$90.9	$81.6	$9.3	11.4%
Gross Margin	31.6%	24.6%	7.0%
SG&A	$86.6	$99.4	$(12.8)	(12.9)%
SG&A Margin	30.2%	29.9%	0.3%
Stock-based compensation	$17.6	$69.0	$(51.4)	(74.5)%
Net loss	$(12.3)	$(39.3)	$27.0
Net loss margin	(4.3)%	(11.8)%	7.5%
Diluted loss per share	$(0.04)	$(0.13)	$0.09
Cash flow from operations	$(16.8)	$27.6	$(44.4)
Non-GAAP Metrics(3):
Revenue Growth Rate at constant currency(4)	(12.5)%	33.5%
Adjusted Gross Profit	$105.0	$135.0	$(30.0)	(22.2)%
Adjusted Gross Margin	36.6%	40.6%	(4.0)%
Adjusted SG&A	$76.0	$78.6	$(2.6)	(3.3)%
Adjusted SG&A Margin	26.5%	23.7%	2.8%
Adjusted Net Income	$10.1	$37.0	$(26.9)	(72.6)%
Adjusted EBITDA	$29.3	$58.5	$(29.2)	(49.9)%
Adjusted EBITDA Margin	10.2%	17.6%	(7.4)%
Adjusted Diluted EPS	$0.03	$0.11	$(0.08)	(72.7)%
Free Cash Flow	$(18.8)	$20.2	$(39.0)

YTD second quarter 2023 summary

	Six Months Ended June 30,
$ in millions, except per share data	2023	2022	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$594.3	$653.0	$(58.7)	(9.0)%
Gross Profit	$188.4	$152.8	$35.6	23.3%
Gross Margin	31.7%	23.4%	8.3%
SG&A	$173.0	$204.1	$(31.1)	(15.2)%

	Six Months Ended June 30,
$ in millions, except per share data	2023	2022	Change	% Change(1)
SG&A Margin	29.1%	31.3%	(2.2)%
Stock-based compensation	$35.3	$169.1	$(133.8)	(79.1)%
Net loss	$(20.4)	$(82.9)	$62.5
Net loss margin	(3.4)%	(12.7)%	9.3%
Diluted loss per share	$(0.06)	$(0.27)	$0.21
Cash flow from operations	$16.2	$21.5	$(5.3)	(24.7)%
Non-GAAP Metrics(3):
Revenue Growth Rate at constant currency(4)	(6.9)%	35.7%
Adjusted Gross Profit	$216.8	$281.2	$(64.4)	(22.9)%
Adjusted Gross Margin	36.5%	43.1%	(6.6)%
Adjusted SG&A	$153.2	$151.1	$2.1	1.4%
Adjusted SG&A Margin	25.8%	23.1%	2.7%
Adjusted Net Income	$20.2	$81.0	$(60.8)	(75.0)%
Adjusted EBITDA	$64.2	$131.4	$(67.2)	(51.1)%
Adjusted EBITDA Margin	10.8%	20.1%	(9.3)%
Adjusted Diluted EPS	$0.06	$0.25	$(0.19)	(76.0)%
Free Cash Flow	$12.6	$9.0	$3.6	40.0%
(1) For QTD, percentage change for net loss, diluted loss per share, cash flow from operations and free cash flow were excluded as they were determined to be not meaningful due to a loss or negative position in one or both periods. For YTD, percentage change for net loss and diluted loss per share were excluded as they were determined to be not meaningful due to a loss or negative position in one or both periods.
(2) Acquisitions completed in the last twelve months contributed approximately 1% to the revenue growth rate for the quarter and 2% for the six months ended June 30, 2023.
(3) See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.
(4) Revenue Growth Rate at Constant Currency is calculated by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison; therefore the weighted average rates used in each respective calculation are not consistent. The change in revenue growth rate at constant currency was excluded, as it was determined to be not meaningful.
Bookings
Our overall bookings for the trailing twelve months ended June 30, 2023 were flat year-over-year and sequentially at $1.5 billion. For the trailing twelve months ended June 30, 2023, we had 38 clients with bookings greater than $10 million compared to 35 clients for the trailing twelve months ended June 30, 2022.

Revenue growth rate by customer location

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
North America	(19.6)%	(13.9)%
APAC	(8.4)%	(5.3)%
Europe	(8.4)%	(3.9)%
LATAM	(24.8)%	(20.8)%
Revenue growth rate by industry vertical

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Technology and business services	(26.8)%	(20.4)%
Energy, public and health services	(1.7)%	3.7%
Retail and consumer	(29.0)%	(26.1)%
Financial services and insurance	(11.6)%	(8.6)%
Automotive, travel and transportation	18.4%	20.2%
Liquidity
We had cash and cash equivalents of $88.2 million as of June 30, 2023, along with $300.0 million of borrowing capacity under our revolving credit line. Our total debt outstanding, before deferred financing fees, was $298.9 million at June 30, 2023.
Financial outlook
Thoughtworks provides the following outlook for the third quarter and full year 2023:
Third quarter
Thoughtworks expects the following for the third quarter:
•Revenues in the range of $275 million to $285 million, reflecting year-over-year decline of (17)% to (14)%; or (19)% to (16)% in constant currency. Acquisitions, including those completed during 2023, are expected to contribute approximately 1% to the year-over-year revenue growth rate;
•Adjusted EBITDA Margin(5) in the range of 9.0% to 11.0%;
•Adjusted Diluted EPS(5) in the range of $0.02 to $0.03, assuming a weighted average of 332 million diluted outstanding shares; and
•Stock-based compensation expense of $18 million.
Full year
Thoughtworks now expects the following for the full year:
•Revenues in the range of $1,137 million to $1,157 million, reflecting year-over-year decline of (12)% to (11)%; or (12)% to (11)% in constant currency. Acquisitions, including those completed during 2023, are expected to contribute approximately 2% to the year-over-year revenue growth rate;
•Adjusted EBITDA Margin(5) in the range of 11.0% to 12.0%;

•Adjusted Diluted EPS(5) in the range of $0.11 to $0.13, assuming a weighted average of 332 million diluted outstanding shares; and
•Stock-based compensation expense of $74 million.
(5) Adjusted EBITDA Margin and Adjusted Diluted EPS exclude the impacts from restructuring charges.
Conference call information
Thoughtworks will host a conference call and webcast at 8:00 a.m. Eastern Time on Tuesday, August 8, 2023, to discuss our financial results. To access the conference call and webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A replay of the webcast will be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 11,500 Thoughtworkers strong across 51 offices in 18 countries. For 30 years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Rob Muller: investor-relations@thoughtworks.com
Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the Company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; the statements under “Thoughtworks announces restructuring actions,” including expectations relating to the size of the restructuring actions, the amount and timing of related cost savings and charges and the potential long-term benefits of the restructuring actions; statements regarding relationships with existing and potential clients and their engagement decisions; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: current and future impact of macro-related factors on Thoughtworks' clients’ engagement decisions, Thoughtworks’ business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to implement our restructuring actions, including the costs of such actions and the uncertainty of the impact of such actions on financial performance; the ability to maintain or acquire new client relationships; other general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); and our ability to successfully execute our strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q, and other filings and reports that Thoughtworks may file from time to time. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not assessable on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.

Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations and employer payroll related expense on employee equity incentive plan. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net loss adjusted for unrealized loss (gain) on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition costs, restructuring charges, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan, final tax assessment for closed operations, change in fair value of contingent consideration and income tax effects of adjustments.
We define Adjusted Diluted EPS as diluted loss per share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss adjusted to exclude income tax expense; interest expense; other (income) expense, net, excluding a gain related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables in 2022; unrealized loss (gain) on foreign currency exchange; stock-based compensation expense; depreciation and amortization expense; acquisition costs; restructuring charges; certain professional fees that are considered unrelated to our ongoing revenue generating operations; employer payroll related expense on employee equity incentive plan; and final tax assessment for closed operations. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenues	$287,215	$332,107	$594,271	$653,047
Operating expenses:
Cost of revenues	196,338	250,462	405,860	500,227
Selling, general and administrative expenses	86,626	99,352	172,966	204,117
Depreciation and amortization	5,874	4,215	11,416	10,061
Total operating expenses	288,838	354,029	590,242	714,405
Income (loss) from operations	(1,623)	(21,922)	4,029	(61,358)
Other (expense) income:
Interest expense	(6,150)	(4,984)	(13,012)	(9,631)
Net realized and unrealized foreign currency (loss) gain	(30)	(11,512)	1,155	(6,774)
Other (expense) income, net	135	(413)	(588)	(325)
Total other income (expense)	(6,045)	(16,909)	(12,445)	(16,730)
Loss before income taxes	(7,668)	(38,831)	(8,416)	(78,088)
Income tax expense	4,604	477	11,963	4,805
Net loss	$(12,272)	$(39,308)	$(20,379)	$(82,893)

Other comprehensive (loss), net of tax:
Foreign currency translation adjustments	(651)	(20,760)	(409)	(26,231)
Comprehensive loss	$(12,923)	$(60,068)	$(20,788)	$(109,124)

Net loss per common share:
Basic loss per common share	$(0.04)	$(0.13)	$(0.06)	$(0.27)
Diluted loss per common share	$(0.04)	$(0.13)	$(0.06)	$(0.27)

Weighted average shares outstanding:
Basic	317,341,907	310,575,050	316,899,214	308,394,443
Diluted	317,341,907	310,575,050	316,899,214	308,394,443

Stock-based compensation expense included in the condensed consolidated statements of loss and comprehensive loss was as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Cost of revenues	$10,696	$49,573	$21,226	$119,482
Selling, general and administrative expenses	6,910	19,392	14,059	49,666
Total stock-based compensation expense	$17,606	$68,965	$35,285	$169,148

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$88,151	$194,294
Trade receivables, net of allowance of $7,915 and $9,531, respectively	154,208	201,695
Unbilled receivables	137,089	122,499
Prepaid expenses and other current assets	35,262	38,202
Total current assets	414,710	556,690
Property and equipment, net	32,062	38,798
Right-of-use assets	43,577	43,123
Intangibles and other assets:
Goodwill	422,313	405,017
Trademark	273,000	273,000
Customer relationships, net	120,677	124,047
Other non-current assets	20,888	21,175
Total assets	$1,327,227	$1,461,850
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,555	$5,248
Long-term debt - current	7,150	7,150
Income taxes payable	7,449	22,781
Accrued compensation	77,180	85,477
Deferred revenue	6,007	5,167
Value-added tax and sales tax payable	5,289	7,526
Accrued expenses	14,406	30,227
Lease liabilities, current	15,594	15,994
Total current liabilities	137,630	179,570
Lease liabilities, non-current	30,417	29,885
Long-term debt, less current portion	289,379	391,856
Deferred tax liabilities	54,224	62,555
Other long-term liabilities	21,849	19,762
Total liabilities	533,499	683,628
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 368,253,048 and 366,306,970 issued, 317,647,945 and 315,681,987 outstanding at June 30, 2023 and December 31, 2022, respectively	368	366
Treasury stock, 50,605,103 and 50,624,983 shares at June 30, 2023 and December 31, 2022, respectively	(624,687)	(624,934)
Additional paid-in capital	1,601,559	1,565,514
Accumulated other comprehensive loss	(39,619)	(39,210)
Retained deficit	(143,893)	(123,514)
Total stockholders' equity	793,728	778,222
Total liabilities and stockholders' equity	$1,327,227	$1,461,850

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(20,379)	$(82,893)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	18,220	16,656
Bad debt expense	2,596	2,038
Deferred income tax benefit	(12,033)	(19,618)
Stock-based compensation expense	35,285	169,148
Unrealized foreign currency exchange (gain) loss	(735)	7,794
Non-cash lease expense on right-of-use assets	9,312	8,870
Other operating activities, net	2,018	1,134
Changes in operating assets and liabilities:
Trade receivables	47,332	(20,069)
Unbilled receivables	(15,276)	(48,629)
Prepaid expenses and other assets	2,727	(2,690)
Lease liabilities	(9,495)	(6,951)
Accounts payable	(813)	1,699
Accrued expenses and other liabilities	(42,512)	(5,012)
Net cash provided by operating activities	16,247	21,477
Cash flows from investing activities:
Purchase of property and equipment	(3,681)	(12,459)
Proceeds from disposal of fixed assets	221	267
Acquisitions, net of cash acquired	(15,989)	(65,410)
Net cash used in investing activities	(19,449)	(77,602)
Cash flows from financing activities:
Payments of obligations of long-term debt	(103,575)	(3,575)
Payments of debt issuance costs	(99)	—
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	3,816	3,928
Withholding taxes paid on tender offer	—	(15,469)
Withholding taxes paid on dividends previously declared	—	(10,009)
Withholding taxes paid related to net share settlement of equity awards	(3,261)	(29,026)
Other financing activities, net	80	(48)
Net cash used in financing activities	(103,039)	(54,199)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	178	(8,884)
Net decrease in cash, cash equivalents and restricted cash	(106,063)	(119,208)
Cash, cash equivalents and restricted cash at beginning of the period	195,564	394,942
Cash, cash equivalents and restricted cash at end of the period	$89,501	$275,734

Supplemental disclosure of cash flow information:
Interest paid	$12,544	$8,987
Income taxes paid	$31,929	$10,554
Withholding taxes payable	$(454)	$—

Supplemental disclosures of non-cash financing activities:
Withholding taxes payable included within accrued compensation	$—	$219

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$88,151	$274,527
Restricted cash included in other non-current assets	1,350	1,207
Total cash, cash equivalents and restricted cash	$89,501	$275,734

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net loss	$(12,272)	$(39,308)	$(20,379)	$(82,893)
Unrealized foreign exchange loss (gain)	213	13,434	(735)	7,794
Stock-based compensation	17,606	68,965	35,285	169,148
Amortization of acquisition-related intangibles	3,669	3,303	7,260	6,295
Acquisition costs (a)	2,100	1,282	3,806	1,302
Certain professional fees (b)	1,525	63	1,750	866
Employer payroll related expense on employee equity incentive plan (c)	249	(125)	491	3,497
Final tax assessment for closed operations (d)	—	258	—	258
Change in fair value of contingent consideration (e)	129	528	129	528
Income tax effects of adjustments (f)	(3,114)	(11,392)	(7,435)	(25,795)
Adjusted Net Income	$10,105	$37,008	$20,172	$81,000

GAAP diluted weighted average common shares outstanding	317,341,907	310,575,050	316,899,214	308,394,443
Employee stock options, RSUs and PSUs	12,250,374	19,069,863	13,561,172	20,913,127
Adjusted diluted weighted average common shares outstanding	329,592,281	329,644,913	330,460,386	329,307,570
GAAP diluted loss per share	$(0.04)	$(0.13)	$(0.06)	$(0.27)
Adjusted Diluted EPS	$0.03	$0.11	$0.06	$0.25

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net loss	$(12,272)	$(39,308)	$(20,379)	$(82,893)
Income tax expense	4,604	477	11,963	4,805
Interest expense	6,150	4,984	13,012	9,631
Other (income) expense, net (g)	(6)	413	787	325
Unrealized foreign exchange loss (gain)	213	13,434	(735)	7,794
Stock-based compensation	17,606	68,965	35,285	169,148
Depreciation and amortization	9,131	8,074	18,220	16,656
Acquisition costs (a)	2,100	1,282	3,806	1,302
Certain professional fees (b)	1,525	63	1,750	866
Employer payroll related expense on employee equity incentive plan (c)	249	(125)	491	3,497
Final tax assessment for closed operations (d)	—	258	—	258
Adjusted EBITDA	$29,300	$58,517	$64,200	$131,389
Net loss margin	(4.3)%	(11.8)%	(3.4)%	(12.7)%
Adjusted EBITDA Margin	10.2%	17.6%	10.8%	20.1%

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Gross profit, GAAP	$90,877	$81,645	$188,411	$152,820
Stock-based compensation	10,696	49,573	21,226	119,482
Employer payroll related expense on employee equity incentive plan (c)	159	(99)	345	2,277
Depreciation expense	3,257	3,859	6,804	6,595
Adjusted Gross Profit	$104,989	$134,978	$216,786	$281,174
Gross margin, GAAP	31.6%	24.6%	31.7%	23.4%
Adjusted Gross Margin	36.6%	40.6%	36.5%	43.1%

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
SG&A, GAAP	$86,626	$99,352	$172,966	$204,117
Stock-based compensation	(6,910)	(19,392)	(14,059)	(49,666)
Acquisition costs (a)	(2,100)	(1,282)	(3,806)	(1,302)
Certain professional fees (b)	(1,525)	(63)	(1,750)	(866)
Employer payroll related expense on employee equity incentive plan (c)	(90)	26	(146)	(1,220)
Adjusted SG&A	$76,001	$78,641	$153,205	$151,063
SG&A margin, GAAP	30.2%	29.9%	29.1%	31.3%
Adjusted SG&A Margin	26.5%	23.7%	25.8%	23.1%
(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

(c)Excludes employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(d)Adjusts for certain tax related expenses related to final tax assessments from closing operations in Uganda, which was completely shut down in 2015.
(e)Adjusts for the non-cash adjustment to the fair value of contingent consideration.
(f)Adjusts for the income tax effects of the foregoing adjusted items.
(g)Excludes a gain, which was included within Other (income) expense, net in the condensed consolidated statements of loss and comprehensive loss for the first quarter of 2023, related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables in 2022.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net cash (used in) provided by operating activities	$(16,800)	$27,572	$16,247	$21,477
Purchase of property and equipment	(2,024)	(7,325)	(3,681)	(12,459)
Free Cash Flow	$(18,824)	$20,247	$12,566	$9,018